SUPPLEMENTAL INDENTURE
     This Supplemental Indenture, dated as of May 7, 2008 (this “Supplemental Indenture”), among the subsidiary guarantors listed in Exhibit A (the “Subsidiary Guarantors”), DR PEPPER SNAPPLE GROUP, INC. (together with its successors and assigns, the “Company”) and Wells Fargo Bank, N.A., as Trustee under the Indenture referred to below.
W I T N E S S E T H:
     WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of April 30, 2008 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance $250,000,000 principal amount of the Company’s 6.12% Senior Notes due 2013 (the “2013 Notes”), $1,200,000,000 principal amount of the Company’s 6.82% Senior Notes due 2018 (the “2018 Notes”) and $250,000,000 principal amount of the Company’s 7.45% Senior Notes due 2038 (the “2038 Notes” and together with the 2013 Notes, the 2018 Notes, any Additional Notes of any Initial Series and the Notes of any Additional Series, the “Notes”) issued under the Indenture;
     WHEREAS, Section 4.12 of the Indenture provides that the Company shall cause any Subsidiary of the Company that Guarantees, directly or indirectly, any Indebtedness of the Company (including any Indebtedness under any Credit Agreement) to at the same time, execute and deliver to the Trustee a supplement to this Indenture pursuant to which such Subsidiary shall Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture; and
     WHEREAS, pursuant to Section 9.01(e) of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
Definitions
     SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.
ARTICLE II
Agreement to be Bound; Subsidiary Guarantee
     SECTION 2.1 Agreement to be Bound. Each Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
     SECTION 2.2 Guarantee. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally with each other Subsidiary Guarantor, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and punctual payment when due, whether at Stated Maturity, by redemption, acceleration or otherwise, of the obligations of the Company under the Notes and the other guaranteed obligations of the Company set forth in Article 10. The terms of each Subsidiary Guarantee are more fully set forth in Article 10 of the Indenture and each Subsidiary Guarantor agrees to be bound by such terms.

ARTICLE III
Miscellaneous
     SECTION 3.1 Notices. All notices and other communications to the Subsidiary Guarantor shall be given as provided in the Indenture.
     SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders of Notes and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
     SECTION 3.3 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     SECTION 3.4 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 3.5 Trustee Not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Subsidiary Guarantors.
     SECTION 3.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.
     SECTION 3.7 Headings. The headings in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
     SECTION 3.8 No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person (other than the Indenture). Any such indenture, loan or debt agreement may not be use to interpret this Supplemental Indenture or the Indenture.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COMPANY
DR PEPPER SNAPPLE GROUP, INC.
By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Executive Vice President and Secretary

Supplemental Indenture Signature Page

TRUSTEE
WELLS FARGO BANK, N.A.
By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

Supplemental Indenture Signature Page

SUBSIDIARY GUARANTORS
A&W CONCENTRATE COMPANY
AMTRANS, INC.
AMERICAS BEVERAGES MANAGEMENT GP
BERKELEY SQUARE US, INC.
BEVERAGE INVESTMENTS LLC
BEVERAGE MANAGEMENT, INC.
CADBURY ADAMS FINANCE CORPORATION
CADBURY BEVERAGES DELAWARE, INC.
CADBURY BEVERAGES INC.
CADBURY SCHWEPPES AMERICAS BEVERAGES, INC.
CADBURY SCHWEPPES AMERICAS INC.
CADBURY SCHWEPPES AMERICAS INVESTMENTS INC.
CADBURY SCHWEPPES BOTTLING GROUP, INC.
CADBURY SCHWEPPES FINANCE, INC.
CADBURY SCHWEPPES HOLDINGS (U.S.)
CADBURY SCHWEPPES SBS, INC.
CBI HOLDINGS INC.
DR PEPPER BOTTLING COMPANY OF TEXAS
DR PEPPER BOTTLING OF SPOKANE, INC.
DR PEPPER COMPANY
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
HIGH RIDGE INVESTMENTS US, INC.
INTERNATIONAL BEVERAGE INVESTMENTS GP
INTERNATIONAL INVESTMENTS MANAGEMENT LLC
MOTT’S GENERAL PARTNERSHIP
MOTT’S LLP
MSSI LLC
NANTUCKET ALLSERVE, INC.
NUTHATCH TRADING US, INC.
PACIFIC SNAPPLE DISTRIBUTORS, INC.
ROYAL CROWN COMPANY, INC.
SEVEN-UP / RC BOTTLING COMPANY, INC.
SEVEN UP BOTTLING COMPANY OF SAN FRANCISCO
SNAPPLE BEVERAGE CORP.
SNAPPLE DISTRIBUTORS, INC.
SOUTHEAST-ATLANTIC BEVERAGE CORPORATION
THE AMERICAN BOTTLING COMPANY

By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Authorized Representative

Supplemental Indenture Signature Page

Exhibit A
List of Subsidiary Guarantors
•	A&W Concentrate Company
•	AmTrans, Inc.
•	Americas Beverages Management GP
•	Berkeley Square US, Inc.
•	Beverage Investments LLC
•	Beverage Management, Inc.
•	Cadbury Adams Finance Corporation
•	Cadbury Beverages Delaware, Inc.
•	Cadbury Beverages Inc.
•	Cadbury Schweppes Americas Beverages, Inc.
•	Cadbury Schweppes Americas Inc.
•	Cadbury Schweppes Americas Investments Inc.
•	Cadbury Schweppes Bottling Group, Inc.
•	Cadbury Schweppes Finance, Inc.
•	Cadbury Schweppes Holdings (U.S.)
•	Cadbury Schweppes SBS, Inc.
•	CBI Holdings Inc.
•	Dr Pepper Bottling Company of Texas
•	Dr Pepper Bottling of Spokane, Inc.
•	Dr Pepper Company
•	Dr Pepper/Seven-Up Beverage Sales Company
•	Dr Pepper/Seven Up Manufacturing Company
•	Dr Pepper/Seven Up, Inc.
•	High Ridge Investments US, Inc.

•	International Beverage Investments GP
•	International Investments Management LLC
•	Mott’s General Partnership
•	Mott’s LLP
•	MSSI LLC
•	Nantucket Allserve, Inc.
•	Nuthatch Trading US, Inc.
•	Pacific Snapple Distributors, Inc.
•	Royal Crown Company, Inc.
•	Seven-Up / RC Bottling Company, Inc.
•	Seven Up Bottling Company of San Francisco
•	Snapple Beverage Corp.
•	Snapple Distributors, Inc.
•	Southeast-Atlantic Beverage Corporation
•	The American Bottling Company